EXHIBIT 99.1

CB Financial Services, Inc.
Announces Second Quarter and Year-to-Date 2022 Financial Results and
Declares Quarterly Cash Dividend

WASHINGTON, PA., July 28, 2022 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”) and Exchange Underwriters, Inc. (“EU”), a wholly-owned insurance subsidiary of the Bank, today announced its second quarter and year-to-date 2022 financial results.

	Three Months Ended					Six Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
(Dollars in thousands, except per share data) (Unaudited)

Net Income (Loss) (GAAP)	$118	$3,047	$6,965	$1,983	$(223)	$3,165	$2,622
Non-Recurring Items	157	12	(4,122)	(17)	3,440	169	3,087
Adjusted Net Income (Non-GAAP) (1)	$275	$3,059	$2,843	$1,966	$3,217	$3,334	$5,709

Earnings (Loss) per Common Share - Diluted (GAAP)	$0.02	$0.58	$1.31	$0.37	$(0.04)	$0.61	$0.48
Adjusted Earnings per Common Share - Diluted (Non-GAAP) (1)	$0.05	$0.59	$0.53	$0.36	$0.59	$0.64	$1.05
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures and reconciliation of net income (loss) and adjusted earnings per common share - diluted in this Press Release.
2022 Second Quarter Financial Highlights
(Comparisons to three months ended June 30, 2021 unless otherwise noted)
•Net income was $118,000, compared to a net loss of $223,000. Current period results were negatively impacted by provision expense of approximately $3.8 million driven, largely, by a loan charge-off of $2.7 million while the prior year period included an intangible asset impairment and asset write down of $3.4 million, associated with the Company’s optimization program. Current period results were aided by the completion of the Company’s optimization program in 2021, which resulted in a reduction of noninterest expense of $1.9 million for the three months ended June 30, 2022 compared to the three months ended June 30, 2021 (excluding noninterest expense of $3.4 million related to intangible impairment and fixed asset write-down).
◦Adjusted net income (non-GAAP) was $275,000, compared to $3.2 million.
•Earnings per diluted common share (EPS) increased to $0.02 from loss per diluted common share of $0.04.
◦Adjusted earnings per common share - diluted (non-GAAP) was $0.05, compared to $0.59.
•Return on average assets (annualized) of 0.03%, compared to loss on average assets (annualized) of 0.06%.
◦Adjusted return on average assets (annualized) (non-GAAP) of 0.08%, compared to 0.87%.
•Return on average equity (annualized) of 0.40%, compared to loss on average equity (annualized) of 0.66%.
◦Adjusted return on average equity (annualized) (non-GAAP) of 0.93%, compared to 9.57%.
•Net interest margin (NIM) improved to 3.12% from 2.84%.
•Net interest and dividend income was $10.2 million, compared to $9.9 million.
•Noninterest income decreased to $2.1 million, compared to $2.2 million. The most significant change in noninterest income was a $210,000 reduction in securities gains resulting from mark-to-market accounting, partially offset by an increase of $160,000 in insurance commissions. The increase in insurance commissions was primarily driven by contingency income which resulted from the higher than lock-in amounts received and core business including commercial and personal insurance lines.

(Amounts at June 30, 2022; comparisons to December 31, 2021, unless otherwise noted)
•Total loans, including Payroll Protection Program (“PPP”) loans, were $1.03 billion, an increase of $7.2 million from $1.02 billion.
◦Total loans held for investment, excluding PPP loans, increased $27.8 million, or 5.6% annualized, to $1.02 billion compared to $996.3 million, and included increases of $26.8 million, or 44.2% annualized, in consumer

EXHIBIT 99.1

loans, and $34.0 million, or 17.6% annualized, growth in commercial real estate loans, partially offset by decreases in construction real estate and commercial and industrial loans. Compared to June 30, 2021, loans held for investment, excluding PPP loans, increased $66.2 million, or 6.9%, primarily from increases of $65.6 million in commercial real estate loans and $42.5 million in consumer loans as noted above, partially offset by decreases of $43.9 million in construction real estate loans and $8.6 million in commercial and industrial loans.
•Nonperforming loans to total loans was 0.57%, a decrease of 14 basis points (“bps”), compared to 0.71%.
•Total deposits were $1.22 billion, a decrease of $11.4 million, compared to $1.23 billion.
•Total assets decreased by $39 million to $1.39 billion, compared to $1.43 billion.
•Book value per share was $22.18, compared to $23.69 as of March 31, 2022 and $25.31 as of December 31, 2021.
◦Tangible book value per share (Non-GAAP) decreased to $19.43, compared to $20.86 as of March 31, 2022 and $22.45 as of December 31, 2021, reflecting impact to Accumulated Other Comprehensive Income from unrealized losses on securities portfolios.

Management Commentary
President and CEO John H. Montgomery stated, “Despite the looming macroeconomic uncertainty, we are optimistic about our business for a number of reasons. Our core earnings, as measured by pre-tax, pre-provision income, are accelerating and that is due primarily to the steps we took in 2021 to optimize our operations, coupled with growth investments we have made this year. Continuing the trend we saw in the first quarter, second quarter results included further loan growth, led by consumer and commercial real estate loans, and a lower noninterest expense run rate. Underpinning our growth is a stable, low volatility metropolitan service area anchored by leading higher education institutions and major healthcare companies, in addition to a strong technology presence.”

Mr. Montgomery continued, “As we reported on June 6th, we incurred a $2.7 million charge-off associated with a loan to a long-time customer that unexpectedly decided to wind down their operations. Although the charge negatively impacted our results in the quarter, a subsequent examination of our entire credit portfolio confirmed our view that this was an isolated event. We also believe our senior leadership team, and our credit management team in particular, is a key asset, as they delivered outstanding performance during the recessionary period from 2008 to 2010. During that period, we did not need to take a government TARP loan and our total credit losses during the period were less than $5.0 million. That experience allows us to face the current economic headwinds with confidence that we can not only adeptly manage our credit risk but also continue to grow our core earnings. During the second quarter we furthered our commitment to CB shareholders as we announced a new $10.0 million share repurchase program, in addition to our regular quarterly dividend. We remain well-capitalized with the ability to support growth along with these shareholder-friendly actions.”

Dividend Information
The Company’s Board of Directors has declared a $0.24 quarterly cash dividend per outstanding share of common stock, payable on or about August 31, 2022, to stockholders of record as of the close of business on August 19, 2022.

Stock Repurchase Program
On April 21, 2022, CB announced a program to repurchase up to $10.0 million of the Company’s outstanding shares of common stock. Based on the Company’s closing stock price on July 26, 2022, the repurchase program, if fully completed, would encompass 428,082 shares, or approximately 8.3% of the shares currently outstanding.

2022 Second Quarter Financial Review

Net Interest and Dividend Income
Net interest and dividend income increased $229,000, or 2.3%, to $10.2 million for the three months ended June 30, 2022 compared to $9.9 million for the three months ended June 30, 2021.
•Net interest margin (GAAP) increased to 3.12% for the three months ended June 30, 2022 compared to 2.84% for the three months ended June 30, 2021. Net interest margin (FTE) (Non-GAAP) increased 28 bps to 3.13% for the three months ended June 30, 2022 compared to 2.85% for the three months ended June 30, 2021.
•Interest and dividend income increased $138,000, or 1.3%, to $11.0 million for the three months ended June 30, 2022 compared to $10.8 million for the three months ended June 30, 2021.
◦Interest income on loans decreased $203,000, or 2.0%, to $9.7 million for the three months ended June 30, 2022 compared to $9.9 million for the three months ended June 30, 2021. The average balance of loans decreased $9.0 million to $1.01 billion from $1.02 billion and the average yield decreased 5 bps to 3.88% compared to 3.93%. Interest and fee income on PPP loans was $144,000 for the three months ended June 30, 2022 and contributed 4 bps to loan yield, compared to $636,000 for the three months ended June 30, 2021, which contributed 3 bps to loan yield. The impact of the accretion of the credit mark on acquired loan portfolios was $75,000 for the three months ended June 30, 2022 compared to $153,000 for the three months ended June 30, 2021, or 3 bps in the current period compared to 6 bps in the prior period.
◦Interest income on taxable investment securities increased $353,000, or 55.6%, to $988,000 for the three months ended June 30, 2022 compared to $635,000 for the three months ended June 30, 2021 driven by a $103.6 million increase in average balance partially offset by a 31 bps decrease in average yield.
•Interest expense decreased $91,000, or 10.3%, to $795,000 for the three months ended June 30, 2022 compared to $886,000 for the three months ended June 30, 2021.
◦Interest expense on deposits decreased $223,000, or 27.0%, to $604,000 for the three months ended June 30, 2022 compared to $827,000 for the three months ended June 30, 2021. While average interest-earning deposit balances decreased $74.5 million, or 8%, from $900.1 million as of June 30, 2021 compared to $825.6 million as of June 30, 2022, controlling the deposit cost structure combined with non-renewal or repricing of higher-cost time deposit resulted in a 8 bps, or 21.7%, decrease in average cost compared to the three months ended June 30, 2021. In addition, the average balance of time deposits and the related average cost decreased $49.7 million and 24 bps, respectively. These decreases are partially offset by a 9 bps increase in interest-bearing demand deposit average cost as well as an increase in average other borrowings of $11.6 million or 193.5% to $17.6 million as of June 30, 2022 compared to $6.0 million as of June 30, 2021, which was driven by an increase in subordinated debt balance.
Provision for Loan Losses
There was $3.8 million provision for loan losses for the three months ended June 30, 2022 compared with a recovery of $1.2 million for the three months ended June 30, 2021. The increased provision for loan losses was primarily due to a provision for a single loan charge-off of $2.7 million (pre-tax) with respect to a commercial and industrial loan. As previously reported, the charge-off relates to a borrower which is ceasing operations and carried a $3.5 million revolving line of credit which had an outstanding balance of $2.7 million. The remaining increase to the provision was a result of adjustments made to historical loss factors and changes in qualitative factors in particular economic and industry conditions between the three months ended June 30, 2022 and three months ended June 30, 2021.

Noninterest income
Noninterest income decreased $114,000, or 5.1%, to $2.1 million for the three months ended June 30, 2022, compared to $2.2 million for the three months ended June 30, 2021. The decrease was largely due to a $210,000 reduction in securities gains due to a decline of $199,000 in the market value of equity securities, comprised mainly of bank stocks, partially offset by a $160,000 increase in insurance commissions. The increase in insurance commissions was primarily driven by contingency income which resulted from the higher than lock-in amounts received and core business including commercial and personal insurance lines. In addition, net gain on sale of loans decreased $31,000 as there were no loans sold during the three months ended June 30, 2022.
Noninterest Expense
Noninterest expense decreased $5.3 million, or 38.7%, to $8.4 million for the three months ended June 30, 2022 compared to $13.7 million for the three months ended June 30, 2021, and compared to $8.7 million for the three months ended March 31, 2022. The primary drivers were decreases of $2.3 million and $1.2 million related to the writedown of fixed assets and intangible impairment associated with branch consolidation and sale initiatives in 2021, respectively. In addition, salaries and benefits decreased $537,000 and occupancy decreased $248,000, primarily related to the reduction of footprint and related headcount resulting from the consolidation and sale of branches during 2021. Contracted services decreased $402,000 to $348,000 for the three months ended June 30, 2022 compared to $750,000 for the three months ended June 30, 2021. This was a result of branch optimization initiatives completed in the prior year.

Statement of Financial Condition Review

Assets
Total assets decreased $39.0 million, or 2.7%, to $1.39 billion at June 30, 2022, compared to $1.43 billion at December 31, 2021.
•Cash and due from banks decreased $38.6 million, or 32.2%, to $81.1 million at June 30, 2022, compared to $119.7 million at December 31, 2021. The change is primarily due to a decrease in deposits as further described below in the Liabilities section.
•Securities decreased $11.5 million, or 5.1%, to $213.5 million at June 30, 2022, compared to $225.0 million at December 31, 2021. Current period activity included $26.8 million of purchases, and $17.0 million of pay downs. The purchases were made to earn a higher yield on excess cash. In addition, there was a $21.0 million decrease in the market value of the debt securities portfolio, primarily due to the increase in market interest rates, and a $206,000 loss in market value in the equity securities portfolio, which is primarily comprised of bank stocks.
Payroll Protection Program (“PPP”) Update
•PPP loans decreased $20.7 million to $3.9 million at June 30, 2022 compared to $24.5 million at December 31, 2021.
•$144,000 of net PPP loan origination fees were unearned at June 30, 2022 compared to $678,000 at December 31, 2021. $130,000 of net PPP loan origination fees were earned in the three months ended June 30, 2022 compared to $404,000 for the three months ended March 31, 2022.
Loans and Credit Quality
•Total loans held for investment increased $7.2 million, or 0.70%, to $1.03 billion at June 30, 2022 compared to $1.02 billion at December 31, 2021. Excluding the net decline of $20.7 million in PPP loans in the current period, loans increased $27.8 million.
•The allowance for loan losses was $12.8 million at June 30, 2022 and $11.6 million at December 31, 2021. As a result, the allowance for loan losses to total loans was 1.25% at June 30, 2022 compared to 1.13% at December 31, 2021. The allowance for loan losses to total loans, excluding PPP loans, was 1.25% at June 30, 2022 compared to 1.16% at December 31, 2021. The change in the allowance for loan losses was primarily due to adjustments to historical loss factors and changes in qualitative factors in particular economic and industry conditions since December 31, 2021.
•Net charge-offs for the three months ended June 30, 2022 were $2.5 million, or 1.01% of average loans on an annualized basis. Net recoveries for the three months ended June 30, 2021 were $19,000, or 0.01% of average loans on an annualized basis. Net charge-offs for the six months ended June 30, 2022 were $2.5 million, or 0.50% of average loans on an annualized basis. Net charge-offs for the six months ended June 30, 2021 were $27,000, or 0.01% of average loans on an annualized basis.
•Nonperforming loans, which includes nonaccrual loans, accruing loans past due 90 days or more, and accruing loans that are considered troubled debt restructurings, were $5.8 million at June 30, 2022 compared to $7.3 million at December 31, 2021. Nonperforming loans to total loans ratio was 0.57% at June 30, 2022 compared to 0.71% at December 31, 2021.
Other
•Intangible Assets decreased $891,000, or 17.0%, to $4.4 million at June 30, 2022 compared to $5.3 million at December 31, 2021 primarily due to amortization expense recognized during the period.
•Accrued interest receivable and other assets increased $5.9 million, or 45.9%; to $18.8 million at June 30, 2022, compared to $12.9 million at December 31, 2021. This change was primarily driven by deferred taxes as a result of the increase in market interest rates conditions and the decrease in the market value of the securities portfolio.
Liabilities
Total liabilities decreased $19.7 million, or 1.5%, to $1.27 billion at June 30, 2022 compared to $1.29 billion at December 31, 2021.
Deposits
•Total deposits decreased $11.4 million to $1.22 billion as of June 30, 2022 compared to $1.23 billion at December 31, 2021, an annualized decrease of 1.9%. Interest-bearing demand deposits and time deposits decreased $7.2 million and $11.5 million, respectively, partially offset by increases in noninterest bearing demand deposits and savings accounts by $3.4 million and $10.7 million, respectively. Average total deposits decreased $11.4 million, primarily in interest-bearing demand deposits and time deposits for the three months ended June 30, 2022 compared to the three months ended March 31, 2022,
Borrowed Funds
•Short-term borrowings decreased $7.1 million, or 18.1%, to $32.2 million at June 30, 2022, compared to $39.3 million at December 31, 2021. At June 30, 2022 and December 31, 2021, short-term borrowings were comprised entirely of securities sold under agreements to repurchase, which are related to business deposit customers whose funds, above designated target balances, are transferred into an overnight interest-earning investment account by purchasing securities from the Bank’s investment portfolio under an agreement to repurchase.
Stockholders’ Equity
Stockholders’ equity decreased $19.4 million, or 14.6%, to $113.8 million at June 30, 2022, compared to $133.1 million at December 31, 2021. Since December 31, 2021, the Company has paid $2.5 million in dividends. On February 15, 2022, the Company completed its stock repurchase program that was implemented on June 10, 2021. On April 21, 2022, a new $10 million repurchase program was authorized, with the Company repurchasing 27,439 shares at an average price of $22.06 per share during the second quarter. In total, the Company has repurchased $4.0 million since December 31, 2021. In addition, accumulated other comprehensive loss decreased $16.5 million primarily due to the effect of rising market interest rates on the Bank’s debt securities. This was partially offset by $3.2 million of net income.
Book value per share
Book value per common share was $22.18 at June 30, 2022 compared to $25.31 at December 31, 2021, a decrease of $3.13.

Tangible book value per common share (Non-GAAP) was $19.43 at June 30, 2022, compared to $22.45 at December 31, 2021, a decrease of $3.02.

Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance brokerage services through Exchange Underwriters, Inc., its wholly owned subsidiary.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, the scope and duration of economic contraction as a result of the COVID-19 pandemic and its effects on the Company’s business and that of the Company’s customers, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 225-2400

Investor Relations:
Jeremy Hellman, Vice President
The Equity Group Inc.
Phone: (212) 836-9626
Email: jhellman@equityny.com

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share and per share data) (Unaudited)

Selected Financial Condition Data	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
ASSETS
Cash and Due From Banks	$81,121	$123,588	$119,674	$173,523	$172,010
Securities	213,505	231,097	224,974	221,351	208,472
Loans Held for Sale	—	—	—	17,407	11,409
Loans
Real Estate:
Residential	325,138	317,254	320,798	317,373	322,480
Commercial	426,105	427,227	392,124	379,621	360,518
Construction	41,277	54,227	85,028	78,075	85,187
Commercial and Industrial
Commercial and Industrial	62,054	59,601	64,487	69,657	70,666
PPP	3,853	8,242	24,523	32,703	49,525
Consumer	148,921	143,422	122,152	112,087	106,404
Other	20,621	10,669	11,684	12,083	12,666
Total Loans	1,027,969	1,020,642	1,020,796	1,001,599	1,007,446
Allowance for Loan Losses	(12,833)	(11,595)	(11,582)	(11,581)	(11,544)
Loans, Net	1,015,136	1,009,047	1,009,214	990,018	995,902
Premises and Equipment Held for Sale	—	—	—	795	795
Premises and Equipment, Net	18,196	18,349	18,399	18,502	18,682
Bank-Owned Life Insurance	25,610	25,468	25,332	25,190	25,052
Goodwill	9,732	9,732	9,732	9,732	9,732
Intangible Assets, Net	4,404	4,850	5,295	5,740	6,186
Accrued Interest and Other Assets	18,757	16,539	12,859	12,560	13,373
Total Assets	$1,386,461	$1,438,670	$1,425,479	$1,474,818	$1,461,613

LIABILITIES
Deposits Held for Sale	$—	$—	$—	$102,647	$102,557
Deposits
Non-Interest Bearing Demand Deposits	389,127	400,105	385,775	373,320	368,452
Interest Bearing Demand Accounts	265,347	280,455	272,518	244,004	246,920
Money Market Accounts	185,308	192,929	192,125	190,426	176,824
Savings Accounts	250,226	247,589	239,482	232,679	226,639
Time Deposits	125,182	129,235	136,713	144,727	154,718
Total Deposits	1,215,190	1,250,313	1,226,613	1,185,156	1,173,553

Short-Term Borrowings	32,178	39,219	39,266	42,623	39,054
Other Borrowings	17,618	17,607	17,601	6,000	6,000
Accrued Interest Payable and Other Liabilities	7,703	9,375	8,875	7,405	7,913
Total Liabilities	1,272,689	1,316,514	1,292,355	1,343,831	1,329,077

STOCKHOLDERS’ EQUITY	$113,772	$122,156	$133,124	$130,987	$132,536

	Three Months Ended					Six Months Ended
Selected Operating Data	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Interest and Dividend Income
Loans, Including Fees	$9,733	$9,551	$9,904	$9,718	$9,936	$19,284	$20,082
Securities:
Taxable	988	905	866	843	635	1,893	1,281
Tax-Exempt	57	66	66	71	74	123	152
Dividends	20	22	21	19	24	42	44
Other Interest and Dividend Income	160	72	106	135	151	232	249
Total Interest and Dividend Income	10,958	10,616	10,963	10,786	10,820	21,574	21,808
Interest Expense
Deposits	604	530	636	715	827	1,134	1,774
Short-Term Borrowings	18	19	26	25	24	37	47
Other Borrowings	173	174	70	36	35	347	76
Total Interest Expense	795	723	732	776	886	1,518	1,897
Net Interest and Dividend Income	10,163	9,893	10,231	10,010	9,934	20,056	19,911
Provision (Recovery) for Loan Losses	3,784	—	75	—	(1,200)	3,784	(1,200)
Net Interest and Dividend Income After Provision (Recovery) for Loan Losses	6,379	9,893	10,156	10,010	11,134	16,272	21,111
Noninterest Income:
Service Fees	559	526	569	602	614	1,085	1,160
Insurance Commissions	1,369	1,798	1,618	1,194	1,209	3,167	2,804
Other Commissions	179	89	90	93	173	268	338
Net Gain on Sales of Loans	—	—	977	49	31	—	117
Net (Loss) Gain on Securities	(199)	(7)	44	24	11	(206)	458
Net Gain on Purchased Tax Credits	14	14	17	18	17	28	35
Gain on Sale of Branches	—	—	5,203	—	—	—	—
Net Loss on Disposal of Fixed Assets	—	(8)	—	—	(3)	(8)	(3)
Income from Bank-Owned Life Insurance	142	136	142	138	136	278	273
Other Income	41	65	29	80	31	106	211
Total Noninterest Income	2,105	2,613	8,689	2,198	2,219	4,718	5,393
Noninterest Expense:
Salaries and Employee Benefits	4,539	4,565	5,181	4,787	5,076	9,104	9,970
Occupancy	776	686	619	615	1,024	1,462	1,734
Equipment	182	210	252	205	311	392	577
Data Processing	446	485	488	541	607	931	1,125
FDIC Assessment	128	209	222	293	249	337	499
PA Shares Tax	240	240	173	224	225	480	490
Contracted Services	348	587	1,133	1,441	750	935	1,437
Legal and Professional Fees	389	152	206	180	419	541	608
Advertising	115	116	191	225	193	231	333
Other Real Estate Owned (Income)	(37)	(38)	(30)	(89)	(26)	(75)	(64)
Amortization of Intangible Assets	446	445	445	446	503	891	1,035
Intangible Assets and Goodwill Impairment	—	—	—	—	1,178	—	1,178
Writedown of Fixed Assets	—	—	23	2	2,268	—	2,268
Other	838	999	1,069	903	945	1,837	1,927
Total Noninterest Expense	8,410	8,656	9,972	9,773	13,722	17,066	23,117
Income (Loss) Before Income Tax (Benefit) Expense	74	3,850	8,873	2,435	(369)	3,924	3,387
Income Tax (Benefit) Expense	(44)	803	1,908	452	(146)	759	765
Net Income (Loss)	$118	$3,047	$6,965	$1,983	$(223)	$3,165	$2,622

	Three Months Ended					Six Months Ended
Per Common Share Data	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Dividends Per Common Share	$0.24	$0.24	$0.24	$0.24	$0.24	$0.48	$0.48
Earnings (Loss) Per Common Share - Basic	0.02	0.59	1.32	0.37	(0.04)	0.61	0.48
Earnings (Loss) Per Common Share - Diluted	0.02	0.58	1.31	0.37	(0.04)	0.61	0.48
Adjusted Earnings Per Common Share - Diluted (Non-GAAP) (1)	0.05	0.59	0.53	0.36	0.59	0.64	1.05

Weighted Average Common Shares Outstanding - Basic	5,147,846	5,198,194	5,291,795	5,373,032	5,432,234	5,172,881	5,433,298
Weighted Average Common Shares Outstanding - Diluted	5,156,975	5,220,887	5,314,537	5,390,128	5,432,234	5,189,144	5,438,401

	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
Common Shares Outstanding	5,128,333	5,156,897	5,260,672	5,330,401	5,409,077
Book Value Per Common Share	$22.18	$23.69	$25.31	$24.57	$24.50
Tangible Book Value per Common Share (1)	19.43	20.86	22.45	21.67	21.56
Stockholders’ Equity to Assets	8.2%	8.5%	9.3%	8.9%	9.1%
Tangible Common Equity to Tangible Assets (1)	7.3	7.6	8.4	7.9	8.1

	Three Months Ended					Six Months Ended
Selected Financial Ratios (2)	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Return on Average Assets	0.03%	0.87%	1.87%	0.54%	(0.06)%	0.45%	0.36%
Adjusted Return on Average Assets (1)	0.08	0.87	0.76	0.53	0.87	0.48	0.79
Return on Average Equity	0.40	9.50	20.95	5.93	(0.66)	5.15	3.92
Adjusted Return on Average Equity (1)	0.93	9.54	8.55	5.88	9.57	5.42	8.53
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	149.03	144.48	145.09	146.78	146.82	146.74	144.94
Average Equity to Average Assets	8.49	9.14	8.93	9.03	9.08	8.81	9.27
Net Interest Rate Spread	3.00	2.98	2.85	2.77	2.72	3.00	2.81
Net Interest Rate Spread (FTE) (1)	3.01	2.99	2.86	2.78	2.74	3.01	2.82
Net Interest Margin	3.12	3.08	2.95	2.88	2.84	3.10	2.94
Net Interest Margin (FTE) (1)	3.13	3.10	2.96	2.89	2.85	3.11	2.95
Net Charge-offs (Recoveries) to Average Loans	1.01	(0.01)	0.03	(0.01)	(0.01)	0.50	0.01
Efficiency Ratio	68.55	69.21	52.71	80.05	112.91	68.89	91.36
Adjusted Efficiency Ratio (1)	64.18	65.88	69.73	77.27	80.68	65.03	75.25

Asset Quality Ratios	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
Allowance for Loan Losses to Total Loans	1.25%	1.14%	1.13%	1.16%	1.15%
Allowance for Loan Losses to Total Loans, Excluding PPP Loans (Non-GAAP) (1)	1.25	1.15	1.16	1.20	1.21
Allowance for Loan Losses to Nonperforming Loans (3)	219.89	158.88	159.40	106.18	74.92
Allowance for Loan Losses to Noncurrent Loans (4)	329.47	218.28	233.37	135.37	90.83
Delinquent and Nonaccrual Loans to Total Loans (4) (5)	0.45	0.79	0.78	0.97	1.37
Nonperforming Loans to Total Loans (3)	0.57	0.72	0.71	1.09	1.53
Noncurrent Loans to Total Loans (4)	0.38	0.52	0.49	0.85	1.26
Nonperforming Assets to Total Assets (6)	0.42	0.51	0.51	0.74	1.07

Capital Ratios (7)	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
Common Equity Tier 1 Capital (to Risk Weighted Assets)	11.83%	11.99%	11.95%	11.53%	11.67%
Tier 1 Capital (to Risk Weighted Assets)	11.83	11.99	11.95	11.53	11.67
Total Capital (to Risk Weighted Assets)	13.08	13.20	13.18	12.77	12.92
Tier 1 Leverage (to Adjusted Total Assets)	8.33	8.19	7.76	7.38	7.23
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2)    Interim period ratios are calculated on an annualized basis.
(3)    Nonperforming loans consist of nonaccrual loans, accruing loans that are 90 days or more past due, and troubled debt restructured loans.
(4)    Noncurrent loans consist of nonaccrual loans and accruing loans that are 90 days or more past due.
(5)    Delinquent loans consist of accruing loans that are 30 days or more past due.
(6)    Nonperforming assets consist of nonperforming loans and other real estate owned.
(7)    Capital ratios are for Community Bank only.
Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS

	Three Months Ended
	June 30, 2022			March 31, 2022			December 31, 2021			September 30, 2021			June 30, 2021
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,007,874	$9,751	3.88%	$1,009,210	$9,573	3.85%	$1,004,827	$9,927	3.92%	$1,004,474	$9,740	3.85%	$1,016,868	$9,959	3.93%
Debt Securities
Taxable	228,315	988	1.73	215,906	905	1.68	205,328	866	1.69	197,763	843	1.71	124,685	635	2.04
Exempt From Federal Tax	9,109	73	3.21	10,195	84	3.30	10,477	84	3.21	11,647	90	3.09	12,276	94	3.06
Equity Securities	2,693	20	2.97	2,693	22	3.27	2,693	21	3.12	2,655	19	2.86	2,649	24	3.62
Interest Bearing Deposits at Banks	56,379	122	0.87	59,296	33	0.22	150,102	61	0.16	160,935	92	0.23	242,348	106	0.17
Other Interest-Earning Assets	3,235	38	4.71	3,483	39	4.54	3,475	45	5.14	3,512	43	4.86	4,044	45	4.46
Total Interest-Earning Assets	1,307,605	10,992	3.37	1,300,783	10,656	3.32	1,376,902	11,004	3.17	1,380,986	10,827	3.11	1,402,870	10,863	3.11
Noninterest-Earning Assets	84,323			122,288			100,607			88,291			82,794
Total Assets	$1,391,928			$1,423,071			$1,477,509			$1,469,277			$1,485,664
Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-Bearing Demand Deposits (3)	$260,655	111	0.17%	$276,603	48	0.07%	$278,546	51	0.07	$275,411	48	0.07	$275,752	55	0.08%
Savings (3)	248,356	20	0.03	243,786	19	0.03	252,387	20	0.03	251,801	21	0.03	247,238	25	0.04
Money Market (3)	188,804	61	0.13	192,425	41	0.09	209,572	57	0.11	198,167	55	0.11	199,652	71	0.14
Time Deposits (3)	127,832	412	1.29	132,015	422	1.30	154,342	508	1.31	168,654	591	1.39	177,506	676	1.53
Total Interest-Bearing Deposits (3)	825,647	604	0.29	844,829	530	0.25	894,847	636	0.28	894,033	715	0.32	900,148	827	0.37
Short-Term Borrowings
Securities Sold Under Agreements to Repurchase	34,135	18	0.21	37,884	19	0.20	44,709	26	0.23	40,818	25	0.24	49,325	24	0.20
Other Borrowings	17,611	173	3.94	17,604	174	4.01	9,474	70	2.93	6,000	36	2.38	6,000	35	2.34
Total Interest-Bearing Liabilities	877,393	795	0.36	900,317	723	0.33	949,030	732	0.31	940,851	776	0.33	955,473	886	0.37
Noninterest-Bearing Demand Deposits	391,975			384,188			388,787			387,746			387,317
Other Liabilities	4,415			8,554			7,800			8,019			7,999
Total Liabilities	1,273,783			1,293,059			1,345,617			1,336,616			1,350,789
Stockholders' Equity	118,145			130,012			131,892			132,661			134,875
Total Liabilities and Stockholders' Equity	$1,391,928			$1,423,071			$1,477,509			$1,469,277			$1,485,664
Net Interest Income (FTE) (Non-GAAP) (4)		10,197			9,933			10,272			10,051			9,977
Net Interest-Earning Assets (5)	430,212			400,466			427,872			440,135			447,397
Net Interest Rate Spread (FTE) (Non-GAAP) (4) (6)			3.01%			2.99%			2.86			2.78			2.74%
Net Interest Margin (FTE) (Non-GAAP) (4)(7)			3.13			3.10			2.96			2.89			2.85
PPP Loans	5,546	144	10.41	14,673	445	12.30	29,067	391	5.34	40,313	484	4.76	57,661	636	4.42
(1)    Annualized based on three months ended results.
(2)    Net of the allowance for loan losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Includes Deposits Held for Sale that were sold in December 2021.
(4)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(5)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(7)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

AVERAGE BALANCES AND YIELDS

	Six Months Ended
	June 30, 2022			June 30, 2021
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,008,539	$19,322	3.86%	$1,024,319	$20,131	3.96%
Debt Securities
Taxable	222,144	1,893	1.70	123,790	1,281	2.07
Exempt From Federal Tax	9,649	156	3.23	12,608	192	3.05
Marketable Equity Securities	2,693	42	3.12	2,641	44	3.33
Interest Bearing Deposits at Banks	57,829	156	0.54	200,388	150	0.15
Other Interest-Earning Assets	3,358	76	4.56	3,977	99	5.02
Total Interest-Earning Assets	1,304,212	21,645	3.35	1,367,723	21,897	3.23
Noninterest-Earning Assets	103,201			87,645
Total Assets	$1,407,413			$1,455,368

Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-Bearing Demand Deposits (3)	$268,585	160	0.12%	$267,455	133	0.10%
Savings (3)	246,084	38	0.03	243,565	57	0.05
Money Market (3)	190,605	102	0.11	198,530	168	0.17
Time Deposits (3)	129,914	834	1.29	182,283	1,416	1.57
Total Interest-Bearing Deposits (3)	835,188	1,134	0.27	891,833	1,774	0.40
Short-Term Borrowings
Securities Sold Under Agreements to Repurchase	36,000	37	0.21	45,232	47	0.21
Other Borrowings	17,608	347	3.97	6,597	76	2.32
Total Interest-Bearing Liabilities	888,796	1,518	0.34	943,662	1,897	0.41
Noninterest-Bearing Demand Deposits	388,103			368,318
Other Liabilities	6,468			8,433
Total Liabilities	1,283,367			1,320,413
Stockholders' Equity	124,046			134,955
Total Liabilities and Stockholders' Equity	$1,407,413			$1,455,368
Net Interest Income (FTE) (Non-GAAP) (4)		20,127			20,000
Net Interest-Earning Assets (5)	415,416			424,061
Net Interest Rate Spread (FTE) (Non-GAAP) (4)(6)			3.01%			2.82%
Net Interest Margin (FTE) (Non-GAAP) (4)(7)			3.11			2.95
PPP Loans	10,085	589	11.78	57,305	1,313	4.62
(1)    Annualized based on six months ended results.
(2)    Net of the allowance for loan losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Includes Deposits Held for Sale that were sold in December 2021.
(4)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(5)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(7)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain non-GAAP financial measures. We believe these non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

	Three Months Ended					Six Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
(Dollars in thousands, except share and per share data) (Unaudited)

Net Income (Loss) (GAAP)	$118	$3,047	$6,965	$1,983	$(223)	$3,165	$2,622

Adjustments
Loss (Gain) on Securities	199	7	(44)	(24)	(11)	206	(458)
Gain on Sale of Branches	—	—	(5,203)	—	—	—	—
Loss on Disposal of Fixed Assets	—	8	—	—	3	8	3
Tax effect	(42)	(3)	1,102	5	2	(45)	96

Non-Cash Charges:
Intangible Assets and Goodwill Impairment	—	—	—	—	1,178	—	1,178
Writedown on Fixed Assets	—	—	23	2	2,268	—	2,268
Tax Effect		—	—	—	—		—
Adjusted Net Income (Non-GAAP)	$275	$3,059	$2,843	$1,966	$3,217	$3,334	$5,709

Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,156,975	5,220,887	5,314,537	5,390,128	5,432,234	5,189,144	5,438,401

Earnings (Loss) per Common Share - Diluted (GAAP)	$0.02	$0.58	$1.31	$0.37	$(0.04)	$0.61	$0.48

Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$0.05	$0.59	$0.53	$0.36	$0.59	$0.64	$1.05

Net Income (Loss) (GAAP) (Numerator)	$118	$3,047	$6,965	$1,983	$(223)	$3,165	$2,622

Annualization Factor	4.01	4.06	3.97	3.97	4.01	2.02	2.02

Average Assets (Denominator)	1,391,928	1,423,071	1,477,509	1,469,277	1,485,664	1,407,413	1,455,368

Return on Average Assets (GAAP)	0.03%	0.87%	1.87%	0.54%	(0.06)%	0.45%	0.36%

Adjusted Net Income (Non-GAAP) (Numerator)	$275	$3,059	$2,843	$1,966	$3,217	$3,334	$5,709

Annualization Factor	4.01	4.06	3.97	3.97	4.01	2.02	2.02

Average Assets (Denominator)	1,391,928	1,423,071	1,477,509	1,469,277	1,485,664	1,407,413	1,455,368

Adjusted Return on Average Assets (Non-GAAP)	0.08%	0.87%	0.76%	0.53%	0.87%	0.48%	0.79%

	Three Months Ended					Six Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
(Dollars in thousands) (Unaudited)

Net Income (Loss) (GAAP) (Numerator)	$118	$3,047	$6,965	$1,983	$(223)	$3,165	$2,622

Annualization Factor	4.01	4.06	3.97	3.97	4.01	2.02	2.02

Average Equity (Denominator) (GAAP)	118,145	130,012	131,892	132,661	134,875	124,046	134,955

Return on Average Equity (GAAP)	0.40%	9.50%	20.95%	5.93%	(0.66)%	5.15%	3.92%

Adjusted Net Income (Non-GAAP) (Numerator)	$275	$3,059	$2,843	$1,966	$3,217	$3,334	$5,709

Annualization Factor	4.01	4.06	3.97	3.97	4.01	2.02	2.02

Average Equity (Denominator) (GAAP)	118,145	130,012	131,892	132,661	134,875	124,046	134,955

Adjusted Return on Average Equity (Non-GAAP)	0.93%	9.54%	8.55%	5.88%	9.57%	5.42%	8.53%
Tangible book value per common share is a non-GAAP measure and is calculated based on tangible common equity divided by period-end common shares outstanding. Tangible common equity to tangible assets is a non-GAAP measure and is calculated based on tangible common equity divided by tangible assets. We believe these non-GAAP measures serve as useful tools to help evaluate the strength and discipline of the Company's capital management strategies and as an additional, conservative measure of the Company’s total value.

	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
(Dollars in thousands, except share and per share data) (Unaudited)

Assets (GAAP)	$1,386,461	$1,438,670	$1,425,479	$1,474,818	$1,461,613
Goodwill and Intangible Assets, Net	(14,136)	(14,582)	(15,027)	(15,472)	(15,918)
Tangible Assets (Non-GAAP) (Numerator)	$1,372,325	$1,424,088	$1,410,452	$1,459,346	$1,445,695

Stockholders' Equity (GAAP)	$113,772	$122,156	$133,124	$130,987	$132,536
Goodwill and Intangible Assets, Net	(14,136)	(14,582)	(15,027)	(15,472)	(15,918)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$99,636	$107,574	$118,097	$115,515	$116,618

Stockholders’ Equity to Assets (GAAP)	8.2%	8.5%	9.3%	8.9%	9.1%
Tangible Common Equity to Tangible Assets (Non-GAAP)	7.3%	7.6%	8.4%	7.9%	8.1%

Common Shares Outstanding (Denominator)	5,128,333	5,156,897	5,260,672	5,330,401	5,409,077

Book Value per Common Share (GAAP)	$22.18	$23.69	$25.31	$24.57	$24.50
Tangible Book Value per Common Share (Non-GAAP)	$19.43	$20.86	$22.45	$21.67	$21.56

Interest income on interest-earning assets, net interest rate spread and net interest margin are presented on a fully tax-equivalent (“FTE”) basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and securities using the federal statutory income tax rate of 21 percent. We believe the presentation of net interest income on a FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice. The following table reconciles net interest income, net interest spread and net interest margin on a FTE basis for the periods indicated:

	Three Months Ended					Six Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
(Dollars in thousands) (Unaudited)

Interest Income (GAAP)	$10,958	$10,616	$10,963	$10,786	$10,820	$21,574	$21,808
Adjustment to FTE Basis	34	40	41	41	43	71	89
Interest Income (FTE) (Non-GAAP)	10,992	10,656	11,004	10,827	10,863	21,645	21,897
Interest Expense (GAAP)	795	723	732	776	886	1,518	1,897
Net Interest Income (FTE) (Non-GAAP)	$10,197	$9,933	$10,272	$10,051	$9,977	$20,127	$20,000

Net Interest Rate Spread (GAAP)	3.00%	2.98%	2.85%	2.77%	2.72%	3.00%	2.81%
Adjustment to FTE Basis	0.01	0.01	0.01	0.01	0.02	0.01	0.01
Net Interest Rate Spread (FTE) (Non-GAAP)	3.01	2.99	2.86	2.78	2.74	3.01	2.82

Net Interest Margin (GAAP)	3.12%	3.08%	2.95%	2.88%	2.84%	3.10%	2.94%
Adjustment to FTE Basis	0.01	0.02	0.01	0.01	0.01	0.01	0.01
Net Interest Margin (FTE) (Non-GAAP)	3.13	3.10	2.96	2.89	2.85	3.11	2.95

Adjusted efficiency ratio excludes the effect of certain non-recurring or non-cash items and represents adjusted noninterest expense divided by adjusted operating revenue. The Company evaluates its operational efficiency based on its adjusted efficiency ratio and believes it provides additional perspective on its ongoing performance as well as peer comparability.

	Three Months Ended					Six Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
(Dollars in thousands) (Unaudited)

Noninterest Expense (GAAP)	$8,410	$8,656	$9,972	$9,773	$13,722	$17,066	$23,117

Net Interest and Dividend Income (GAAP)	$10,163	$9,893	$10,231	$10,010	$9,934	$20,056	$19,911

Noninterest Income (GAAP)	2,105	2,613	8,689	2,198	2,219	4,718	5,393
Operating Revenue (GAAP)	$12,268	$12,506	$18,920	$12,208	$12,153	$24,774	$25,304
Efficiency Ratio (GAAP)	68.55%	69.21%	52.71%	80.05%	112.91%	68.89%	91.36%

Noninterest Expense (GAAP)	$8,410	$8,656	$9,972	$9,773	$13,722	$17,066	$23,117
Less:
Other Real Estate Owned (Income)	(37)	(38)	(30)	(89)	(26)	(75)	(64)
Amortization of Intangible Assets	446	445	445	446	503	891	1,035
Intangible Assets and Goodwill Impairment	—	—	—	—	1,178	—	1,178
Writedown on Fixed Assets	—	—	23	2	2,268	—	2,268
Adjusted Noninterest Expense (Non-GAAP)	$8,001	$8,249	$9,534	$9,414	$9,799	$16,250	$18,700

Net Interest and Dividend Income (GAAP)	$10,163	$9,893	$10,231	$10,010	$9,934	$20,056	$19,911
Noninterest Income (GAAP)	2,105	2,613	8,689	2,198	2,219	4,718	5,393
Less:
Net (Loss) Gain on Securities	(199)	(7)	44	24	11	(206)	458
Gain on Sale of Branches	—	—	5,203	—	—	—	—
Net Loss on Disposal of Fixed Assets	—	(8)	—	—	(3)	(8)	(3)
Adjusted Noninterest Income (Non-GAAP)	$2,304	$2,628	$3,442	$2,174	$2,211	$4,932	$4,938
Adjusted Operating Revenue (Non-GAAP)	$12,467	$12,521	$13,673	$12,184	$12,145	$24,988	$24,849
Adjusted Efficiency Ratio (Non-GAAP)	64.18%	65.88%	69.73%	77.27%	80.68%	65.03%	75.25%

Allowance for loan losses to total loans, excluding PPP loans, is a non-GAAP measure that serves as a useful measurement to evaluate the allowance for loan losses without the impact of SBA guaranteed loans.

	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
(Dollars in thousands) (Unaudited)

Allowance for Loan Losses	$12,833	$11,595	$11,582	$11,581	$11,544

Total Loans	1,027,969	$1,020,642	1,020,796	$1,001,599	$1,007,446
PPP Loans	(3,853)	(8,242)	(24,523)	(32,703)	(49,525)
Total Loans, Excluding PPP Loans (Non-GAAP)	$1,024,116	$1,012,400	$996,273	$968,896	$957,921

Allowance for Loan Losses to Total Loans, Excluding PPP Loans (Non-GAAP)	1.25%	1.15%	1.16%	1.20%	1.21%